                                                                EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Entercom Communications Corp. on Form S-1 of our report dated December 12, 1997, except for note 11 as to which the date is August 13, 1998 relating to the consolidated financial statements of Entercom Communications Corp., appearing in the Prospectus, which is part of this Registration Statement, and of our report dated December 12, 1998 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Philadelphia, PA

August 13, 1998